SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2006
NORTH FORK BANCORPORATION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10458	36-3154608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Broadhollow Road Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)
Registrant’s telephone number, including area code: (631) 844-1004
Not Applicable
[(Former Name or Former Address,
If Changed Since Last Report)]
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     Pursuant to an Agreement and Plan of Merger between North Fork Bancorporation, Inc. (the “Company”) and Capital One Financial Corporation (“Capital One”) dated as of March 12, 2006, the Company is expected to merge into Capital One (the “Merger”), provided that the Company’s shareholders approve the merger, regulatory approval is obtained and certain other conditions are satisfied. In connection with the Merger, a temporary suspension of transactions involving the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan” or the “Plan”) is required in order to allow the Plan’s recordkeeper to process consideration elections made by participants in the Plan in connection with the Merger.
     On July 26, 2006, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the 401(k) Plan. The notice stated that the blackout period for the 401(k) Plan will start on August 25, 2006 and is expected to end on October 16, 2006. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of North Fork Bancorporation on July 26, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006
NORTH FORK BANCORPORATION, INC.

/s/ Daniel M. Healy
Daniel M. Healy
Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of North Fork Bancorporation on July 26, 2006